UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

IRS Employer
Commission		Identification	State of
File Number	Registrant	Number	Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 21, 2007, in connection with the closing of the acquisition by NewPage Corporation (“NewPage”) of Stora Enso North America Inc. (“SENA”) (the “Acquisition”), NewPage entered into new credit facilities consisting of (i) a $1,600 million Term Loan Credit and Guaranty Agreement, by and among NewPage, NewPage Holding Corporation (“NewPage Holding”), certain subsidiaries of NewPage, the lenders party thereto, Goldman Sachs Credit Partners L.P. (“GSCP”), as Administrative Agent, and the other parties thereto (the “Term Loan Credit Agreement”), and (ii) a $500 million Revolving Credit and Guaranty Agreement, by and among NewPage, NewPage Holding, certain subsidiaries of NewPage, the lenders party thereto, GSCP, as Administrative Agent, JPMorgan Chase Bank, N.A. (“JPM”), as Collateral Agent, and the other parties thereto (the “Revolving Credit Agreement”).

The maturity date of the Term Loan Credit Agreement is the first to occur of (i) the seventh anniversary of the closing of the Acquisition and (ii) the date that is 181 days prior to the scheduled maturity date of NewPage’s and NewPage Holdings’ outstanding notes and any refinancing thereof. The Revolving Credit Agreement has a maturity of the first to occur of (i) the fifth anniversary of the closing of the Acquisition and (ii) the date that is 181 days prior to the scheduled maturity date of the debt described in clause (ii) of the preceding sentence.

The loans under the Term Loan Credit Agreement will bear interest, at NewPage’s option, at a rate per annum equal to either: (i) the base rate (as defined therein), plus an applicable margin; or (ii) the adjusted Eurodollar rate (as defined therein), plus an applicable margin. Amounts outstanding under the Revolving Credit Agreement will bear interest, at NewPage’s option, at a rate per annum equal to either: (i) the base rate, plus an applicable margin; or (ii) the adjusted Eurodollar rate, plus an applicable margin. Beginning on the date NewPage delivers financial statements and a compliance certificate for the first full fiscal quarter following the Acquisition, the applicable margin for the Revolving Credit Agreement will be subject to adjustment based on the achievement of certain leverage ratios. Any amounts not paid when due under the Term Loan Credit Agreement and Revolving Credit Agreement will bear interest at the rate otherwise applicable plus an additional 2% per annum during the continuance of such payment event of default.

The Term Loan Credit Agreement and Revolving Credit Agreement are guaranteed by NewPage Holding and each of its existing and future direct and indirect subsidiaries, subject to certain limited exceptions set forth therein. The Term Loan Credit Agreement is secured by a first lien on substantially all of NewPage’s and certain of its subsidiaries’ present and future property and assets (other than cash, deposit accounts, accounts receivables, inventory, certain general intangibles relating to accounts receivable and inventory and proceeds of the foregoing) pursuant to a Priority Lien Debt Pledge and Security Agreement, dated December 21, 2007, by and among NewPage and certain of its affiliates and The Bank of New York, as collateral trustee, and a second lien on the security under the Revolving Credit Agreement described below. The Revolving Credit Agreement is secured by NewPage’s and certain of its subsidiaries’ cash, deposit accounts, accounts receivables, inventory, certain general intangibles relating to accounts receivable and inventory and proceeds of the foregoing pursuant to a Revolving Credit Pledge and Security Agreement, dated December 21, 2007, by and among NewPage and certain of its affiliates and JPM.

The Term Loan Credit Agreement and Revolving Credit Agreement contain various customary affirmative and negative covenants (which are in each case subject to customary exceptions), including, but not limited to, restrictions on the ability of NewPage and NewPage Holding and certain of its subsidiaries to dispose of assets, incur additional indebtedness and guarantee obligations, repay other indebtedness, pay certain restricted payments and dividends, create liens on assets or agree to restrictions on the creation of liens on assets, make investments, loans or advances, restrict distributions from our subsidiaries, make certain acquisitions, engage in mergers or consolidations, enter into sale and leaseback transactions, engage in certain transactions with subsidiaries of NewPage that are not guarantors of the Term Loan Credit Agreement and Revolving Credit Agreement or with affiliates or amend the terms of NewPage’s outstanding notes. In addition, under the Term Loan Credit Agreement (and under the Revolving Credit Agreement to the extent that the unused borrowing availability under the Revolving Credit Agreement plus excess cash are below $50 million for 10 consecutive business days or unused borrowing availability under the Revolving Credit Agreement is less than $25 million for three consecutive business days), NewPage will be required to comply with certain financial ratios and tests.

The Term Loan Credit Agreement and Revolving Credit Agreement contain customary events of default (subject to customary exceptions, thresholds and grace periods), including, without limitation, with respect to nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, cross-defaults with certain other indebtedness, certain bankruptcy related events, impairment of security interests in collateral, invalidity of guarantees, monetary judgment defaults, certain ERISA matters and certain change of control events.

On December 21, 2007, NewPage borrowed $1,600 million under the Term Loan Credit Agreement at an initial interest rate of LIBOR plus 3.75% per annum to refinance NewPage’s existing term loan credit facility, to pay a portion of the cash purchase price of the Acquisition, to repay certain intercompany indebtedness of SENA and to pay related fees and expenses. No amounts were drawn under the Revolving Credit Agreement as of December 21, 2007. As of December 21, 2007, NewPage had $500 million of availability under the Revolving Credit Agreement, based on borrowing base availability as of that date, not taking into account approximately $98 million in letters of credit expected as of such date to be outstanding after the closing of the Acquisition.

Also on December 21, 2007, in connection with the Acquisition, NewPage issued $456 million in aggregate principal amount of additional 10% Senior Secured Notes due 2012 in a private placement (the “Additional Notes”). The Additional Notes were issued under the indenture pertaining to NewPage’s existing 10% Senior Secured Notes due 2012. In connection with the Acquisition, NewPage entered into (i) a Supplemental Indenture, dated December 21, 2007, by and among NewPage, the guarantors named therein and HSBC Bank USA,

National Association (“HSBC”), as trustee, to add SENA and its subsidiaries as guarantors of the Additional Notes and of NewPage’s existing 10% Senior Secured Notes due 2012, and (ii) an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”), dated December 21, 2007, between NewPage and Goldman Sachs & Co., as representative of the initial purchasers of the Additional Notes. Pursuant to the Registration Rights Agreement, NewPage has agreed to file a registration statement within 120 days after December 21, 2007 relating to an offer to exchange the Additional Notes for debt securities issued by NewPage which are substantially identical in all material respect to the Additional Notes, to use its commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as reasonably practicable, but no later than 210 days after December 21, 2007, to use all commercially reasonable efforts to commence and complete the exchange offer promptly, but no later than 45 business days after such registration statement has become effective, and to hold the exchange offer open for at least 30 days. If NewPage fails to satisfy these obligations, subject to certain exceptions, it will be required to pay liquidated damages as specified in the Registration Rights Agreement.

In addition, on December 21, 2007, NewPage entered into Supplemental Indentures, dated December 21, 2007, by, and among NewPage, the guarantors named therein and HSBC, to add SENA and certain of its subsidiaries as guarantors of its existing Floating Rate Senior Secured Notes due 2012 and 12% Senior Subordinated Notes due 2013.

In connection with the Acquisition, on December 21, 2007, NewPage Holding entered into the First Amendment (the “Stock Purchase Amendment”) to the Stock Purchase Agreement, dated September 20, 2007 (the “Stock Purchase Agreement”), by and among Stora Enso Oyj (“SEO”), SENA and NewPage Holding. The Stock Purchase Amendment, among other things, lowers the maximum amount of letters of credit required to be issued by NewPage for the benefit of SEO in connection with certain outstanding SENA obligations for which SEO has financial exposure from $110 million to $10 million.

On the same date, NewPage entered into amendments to existing employment agreements with Daniel A. Clark, Douglas K. Cooper, George F. Martin, Michael L. Marziale, Mark A. Suwyn and James C. Tyrone to clarify the calculation of certain severance obligations.

The foregoing agreements and amendments are filed as Exhibits 10.1 through 10.15, respectively, to this Current Report and are incorporated by reference herein in response to this Item 1.01.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On December 21, 2007, NewPage completed the Acquisition. NewPage acquired all of the outstanding common stock of SENA from SEO and as a result is now the direct parent entity of SENA and an indirect parent entity of SENA’s subsidiaries. SENA is a leading coated, supercalendered and specialty paper manufacturer, with eight mills located in North America.

In consideration for the Acquisition, SEO received approximately $1.5 billion (subject to adjustment as provided in the Stock Purchase Agreement and Stock Purchase Amendment) in cash and $200 million of senior unsecured notes issued by NewPage Group Inc. (“NewPage Group”), the direct parent of NewPage Holding. SEO also received a 19.9% equity interest in NewPage Group.

The Stock Purchase Agreement was filed as Exhibit 10.1 to the Registrants’ Form 10-Q filed on November 8, 2007 and the Stock Purchase Amendment is filed as Exhibit 10.15 to this Current Report.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition, NewPage entered into the Term Loan Credit Agreement and Revolving Credit Agreement and issued $456 million of 10% Senior Secured Notes. See Item 1.01 above.

In connection with the Acquisition, NewPage assumed a capital lease obligation of SENA related to a paper machine. The lease has a basic lease term which expires in 2014. At the end of the basic lease term, SENA has the option to purchase the machine or the lessor can require SENA to renew the lease through 2025. The lease contains purchase options at amounts approximating fair market value in 2010 and at lease termination. This lease requires SENA to pay customary operating and repair expenses and to observe certain operating restrictions. The capital lease obligation was $132 million as of September 30, 2007 and payments are approximately $7 million per year with the balance due upon expiration of the lease.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 21, 2007, NewPage entered into amendments to existing employment agreements with certain officers of NewPage. See Item 1.01 above.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of SENA as of December 31, 2005 and 2006 and for the years ended December 31, 2004, 2005 and 2006, and as of September 30, 2007 and for the nine months ended September 30, 2006 and 2007, are attached hereto as Exhibit 99.1.

The financial statements contained in Exhibit 99.1 are not necessarily comparable to the information and data for SENA that has been reported by SEO from time to time. Financial information concerning SENA that has been reported by SEO was prepared in accordance with International Financial Reporting Standards, while the financial statements included in Exhibit 99.1 are prepared in accordance with accounting principles generally accepted in the United States. In addition, the financial statements contained in Exhibit 99.1 are based upon those operations and assets of SENA that were transferred by SEO to NewPage. These operations and assets differ in scope from the operations and assets of SENA as reported from time to time by SEO. The financial statements for SENA in Exhibit 99.1 exclude import sales and other immaterial operations that are all attributable to SEO’s European operations and that are not being continued by NewPage following the closing of the Acquisition. The aggregate effect of this exclusion on net income (loss) is not material for all periods presented. Neither NewPage nor SEO expects to reconcile the financial statements in Exhibit 99.1 concerning SENA to the information and data in disclosures by SEO.

(b) Pro forma financial information.

Unaudited pro forma consolidated financial information of the Registrants giving effect to the Acquisition as of September 30, 2007 and for the year ended December 31, 2006 and the nine months ended September 30, 2007 is attached hereto as Exhibit 99.2.

(d) Exhibits.

10.1	Term Loan Credit and Guaranty Agreement, dated December 21, 2007, among NewPage Corporation, NewPage Holding Corporation and certain of its affiliates, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, and the other parties thereto

10.2	Revolving Credit and Guaranty Agreement, dated December 21, 2007, among NewPage Corporation, NewPage Holding Corporation, certain subsidiaries of NewPage Corporation, lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and the other parties thereto

10.3	Priority Lien Debt Pledge and Security Agreement, dated December 21, 2007, among NewPage Corporation and certain of its affiliates and The Bank of New York

10.4	Revolving Credit Pledge and Security Agreement, dated December 21, 2007, among NewPage Corporation and certain of its affiliates and JPMorgan Chase Bank, N.A.

10.5	Supplemental Indenture for the 10% Senior Secured Notes due 2012, dated as of December 21, 2007, among NewPage Corporation, the guarantors named therein and HSBC Bank USA, National Association, as Trustee

10.6	Exchange and Registration Rights Agreement, dated as of December 21, 2007, among the NewPage Corporation, the guarantors named therein, and Goldman, Sachs & Co.

10.7	Supplemental Indenture for the Floating Rate Senior Secured Notes due 2012, dated as of December 21, 2007, by and among NewPage Corporation, the guarantors named therein and HSBC Bank USA, National Association, as Trustee

10.8	Supplemental Indenture for the 12% Senior Subordinated Notes due 2013, dated as of December 21, 2007, among NewPage Corporation, the guarantors named therein and HSBC Bank USA, National Association, as Trustee

10.9	Amendment No. 2, dated as of December 21, 2007, to the Employment Letter Agreement dated May 2, 2005, between NewPage and Daniel A. Clark

10.10	Amendment No. 2, dated as of December 21, 2007, to the Employment Letter Agreement dated October 6, 2005, between NewPage and Douglas K. Cooper

10.11	Amendment No. 2, dated as of December 21, 2007, to the Employment Letter Agreement dated May 2, 2005, between NewPage and George F. Martin

10.12	Amendment No. 3, dated as of December 21, 2007, to the Employment Agreement dated as of May 2, 2005 between NewPage and Michael L. Marziale

10.13	Amendment No. 1, dated as of December 21, 2007, to the Employment Agreement dated as of April 17, 2006 between NewPage and Mark A. Suwyn

10.14	Amendment No. 2, dated as of December 21, 2007, to the Employment Letter Agreement dated May 2, 2005, between NewPage and James C. Tyrone

10.15	First Amendment to Stock Purchase Agreement, dated as of on December 21, 2007, among Stora Enso Oyj, Stora Enso North America, Inc. and NewPage Holding Corporation

99.1	Financial statements of Stora Enso North America Inc. as of December 31, 2005 and 2006 and for the years ended December 31, 2004, 2005 and 2006, and as of September 30, 2007 and for the nine months ended September 30, 2006 and 2007

99.2	Unaudited pro forma consolidated financial information of NewPage Corporation and NewPage Holding Corporation giving effect to the Acquisition as of September 30, 2007 and for the year ended December 31, 2006 and the nine months ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Jason W. Bixby	By:	/s/ Jason W. Bixby
	Jason W. Bixby		Jason W. Bixby
	Vice President and		Vice President and
	Chief Financial Officer		Chief Financial Officer
	Date: December 28, 2007		Date: December 28, 2007